Exhibit 10.10.2

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) is made as of May 19, 2015, by and between ARE-SAN FRANCISCO NO. 19, LLC, a Delaware limited liability company (“Landlord”), and TWIST BIOSCIENCE CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of July 26, 2013, as amended by that certain First Amendment to Lease dated as of August 7, 2013 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases from Landlord certain premises consisting of approximately 7,050 rentable square feet (the “Original Premises”) in a building located at 455 Mission Bay Boulevard South, San Francisco, California (“Building”). The Original Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, expand the size of the Original Premises by adding that portion of the fifth floor of the Building consisting of approximately 989 rentable square feet, as shown on Exhibit A attached to this Second Amendment (the “Expansion Premises”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.

Expansion Premises. In addition to the Original Premises, commencing on the Expansion Premises Commencement Date (as defined below), Landlord leases to Tenant, and Tenant leases from Landlord, the Expansion Premises.

2.

Delivery. Landlord shall use reasonable efforts to deliver (“Delivery” or “Deliver”) the Expansion Premises to Tenant on or before the Target Expansion Premises Commencement Date. The “Target Expansion Premises Commencement Date” shall be June 1, 2015. If Landlord fails to timely Deliver the Expansion Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Second Amendment shall not be void or voidable.

The “Expansion Premises Commencement Date” shall be the date that Landlord Delivers the Expansion Premises to Tenant. Upon the request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Expansion Premises Commencement Date in substantially the form of the “Acknowledgement of Commencement Date” attached to the Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

Except as otherwise set forth in this Second Amendment: (i) Tenant shall accept the Expansion Premises in their “as-is” condition as of the Expansion Premises Commencement Date, subject to all applicable Legal Requirements; (ii) Landlord shall have no obligation for any defects in the Expansion Premises; and (iii) Tenant’s taking possession of the Expansion Premises shall be conclusive evidence that Tenant accepts the Expansion Premises and that the Expansion Premises were in good condition as of the Expansion Premises Commencement Date.

Except as otherwise provided in this Second Amendment, Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Expansion Premises, and/or the suitability of the Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Expansion Premises are suitable for the Permitted Use.

3.

Definition of Premises and Rentable Area of Premises. Commencing on the Expansion Premises Commencement Date, the defined terms “Premises” and “Rentable Area of Premises” on Page 1 of the Lease shall be deleted in their entirety and replaced with the following:

“Premises: Those portions of the fifth floor of the Project, (i) containing approximately 7,050 rentable square feet (“Original Premises”), and (ii) containing approximately 989 rentable square feet (“Expansion Premises”), all as determined by Landlord, as shown on Exhibit A.”

“Rentable Area of Premises: 8,039 sq. ft.”

As of the Expansion Premises Commencement Date, Exhibit A to the Lease shall be amended to include the Expansion Premises as shown on Exhibit A attached to this Second Amendment.

4.	Base Term. Commencing on the Expansion Premises Commencement Date, the defined term “Base Term” on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Base Term: Commencing (i) with respect to the Original Premises on the Commencement Date, and (ii) with respect to the Expansion Premises on the Expansion Premises Commencement Date, and ending with respect to the entire Premises on September 15, 2016 (“Expiration Date”).”

5.	Base Rent.

a. Original Premises. Tenant shall continue paying Base Rent with respect to the Original Premises as provided in the Lease through the Expiration Date.

b. Expansion Premises. Beginning on the Expansion Premises Commencement Date through the Expiration Date, Tenant shall (in addition to Base Rent for the Original Premises) pay Base Rent with respect to the Expansion Premises at same rate per rentable square foot being paid with respect to the Original Premises, as adjusted pursuant to Section 4 of the Lease.

6.

Definition of Tenant’s Share of Operating Expenses. Commencing on the Expansion Premises Commencement Date, the defined term “Tenant’s Share of operating Expenses” on Page 1 of the Lease shall be deleted in its entirety and replaced with the following:

“Tenant’s Share of Operating Expenses: 3.83%”

7.

Use. Notwithstanding anything to the contrary contained in the Lease, the Permitted Use with respect to the Expansion Premises shall be limited to office and related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 of the Lease.

8.

Disclosure. For purposes of Section 1938 of the California Civil Code, as of the date of this Second Amendment, Tenant acknowledges having been advised by Landlord that the Project has not been inspected by a certified access specialist.

9.

Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment.

10.	Miscellaneous.

a. This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

d. Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

(Signatures on next page)

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

TWIST BIOSCIENCE CORPORATION, a Delaware corporation

By:	/s/ William Banyai
Its:	Chief Operating Officer

LANDLORD:

ARE-SAN FRANCISCO NO. 19, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, its managing member

	By:	ARE-QRS CORP., a Maryland corporation, its general partner

By: /s/ Eric Johnson
Its: Senior Vice President Re Legal Affairs

EXHIBIT A

Expansion Premises

A-1